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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549-1004


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) May 18, 2004
                                                         ------------


                      Commission File Number 33-64325
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                          REUNION INDUSTRIES, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        DELAWARE                                    06-1439715
------------------------              ------------------------------------
(State of Incorporation)              (I.R.S. Employer Identification No.)


                      11 STANWIX STREET, SUITE 1400
                      PITTSBURGH, PENNSYLVANIA 15222
       ------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                              (412) 281-2111
           ----------------------------------------------------
           (Registrant's telephone number, including area code)


                           Page 1 of 4 pages.


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ITEM 7.   Financial Statements and Exhibits.
          ----------------------------------

          (c)  Exhibits

               Exhibit No.     Description of Exhibit
               -----------     ----------------------

                  99.1 Press release issued by Reunion Industries, Inc. dated May 18, 2004.


Item 12.  Results of Operations and Financial Condition.
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               On May 18, 2004, Reunion Industries, Inc. (Reunion) announced its results for the first quarter ended March 31, 2004. A copy of Reunion's press release is attached hereto as Exhibit 99.1.

               The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Reunion, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed "filed" for purposed of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  May 28, 2004                           REUNION INDUSTRIES, INC.
       ------------                                 (Registrant)

                                              By: /s/ John M. Froehlich
                                                ---------------------
                                                    John M. Froehlich
                                                 Executive Vice President
                                                   of Finance and Chief
                                                    Financial Officer

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                                EXHIBIT INDEX

Exhibit No.     Description of Exhibit                                 Page
-----------     ----------------------                                 ----

   99.1         Press release issued by Reunion Industries,              4
                Inc. dated May 18, 2004.




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                                                                EXHIBIT 99.1

                              PRESS RELEASE

                         REUNION INDUSTRIES, INC.

          REUNION INDUSTRIES ANNOUNCES FIRST QUARTER 2004 RESULTS

FOR INFORMATION CONTACT:                                FOR IMMEDIATE RELEASE

John M. Froehlich, C.F.O.
412-281-2111

     Pittsburgh, Pennsylvania - May 18, 2004 - Reunion Industries, Inc. (Amex
- RUN) reported results for its first quarter 2004 in its quarterly report on Form 10-Q for the period ended March 31, 2004, filed yesterday with the U.S. Securities and Exchange Commission. Net sales were $18.8 million, down 11 percent from first quarter 2003 sales of $21.3 million, but up 30 percent from fourth quarter 2003 sales of $14.5 million. First quarter 2004 results includes $2.0 million in sales from the consolidation of a foreign joint venture for which there are no sales in prior periods. Excluding such sales, first quarter 2004 sales were down 21 percent compared to the first quarter of 2003 but up 16 percent compared to the 2003 fourth quarter. Gross margin for the first quarter of 2004 was 20 percent. Excluding the foreign results, first quarter 2004 gross margin was 19.3 percent, compared to 19.7 percent for the first quarter of 2003 and only 7.5 percent for the 2003 fourth quarter. Net income for the first quarter of 2004 was $2.3 million, or $0.14 per share, compared to a net loss of $91,000 for the first quarter of 2003, or $0.01 per share. Net income for the first quarter of 2004 includes a gain of $3.1 million relating to settlement of a legal matter. Domestic U.S. backlog increased to $23.4 million as of the end of March 2004, or 36 percent since the end of 2003.

     Reunion President Kimball Bradley stated in his comments on the quarter, "It would seem that the long awaited recovery in the manufacturing sector is finally taking hold. While our market segments were soft in December 2003 and January 2004, the company has experienced a significant increase in new orders since February, with backlog having increased 50 percent since the end of 2003 to $25.9 million by the end of April. The increased backlog, our highest in almost three years, will allow us to take advantage of excess capacity and the related operating efficiencies. We also resolved several legal matters on very favorable terms to the company and eliminated the associated costs and drain on cash. It is good to have put them behind us."

     Reunion manufactures and markets a broad range of metal and plastic products and parts, including seamless steel pressure vessels, fluid power cylinders, leaf springs, high volume precision plastics products and thermoset compounds and provides engineered plastics services. Reunion Industries is headquartered at 11 Stanwix Street, Suite 1400, Pittsburgh, PA, 15222.

     This press release contains forward-looking statements as defined by
Section 21E of the Securities Act of 1934, as amended, concerning the Company's backlog and possible operating efficiencies from the utilization of excess capacity. These forward looking statements are subject to a number of factors which could cause actual results to differ materially from these expectations, some of which are beyond the control of the Company. Additional information on potential factors and risks that could affect the Company's future operations is contained in the Company's reports and filings with the Securities and Exchange Commission.

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